Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-57533, 333-49847, 333-70195, 333-83949, 333-94841, 333-61238, 333-71496, 333-105295 and 333-111454) and on Form S-8 (Nos. 333-52479, 333-35868, 333-112379, 333-35866, and 333-111457) of Cheniere Energy, Inc. of our report dated February 29, 2004 relating to the consolidated financial statements of Cheniere Energy, Inc., which appears in this Annual Report on Form 10-K on page 37.

/s/ MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.

MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.

Houston, Texas

March 25, 2004